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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-617340, 333-105662, 333-107824, 333-124725, 333-146531 and 333-167720 on Forms S-8 and the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-64950 on Form S-1 of our reports dated April 26, 2011, relating to the financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rite Aid Corporation and subsidiaries for the year ended February 26, 2011.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 26, 2011

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM